                                                                    EXHIBIT 99.2

                           CONSENT OF JOHN O. SHIRK

To Specialty Products & Insulation Co.

          The undersigned hereby consents to the use of his name in the Registration Statement on Form 10 filed by Specialty Products & Insulation Company with the U.S. Securities and Exchange Commission.

                                                   /s/ John O. Shirk
                                                   -----------------------------
                                                       John O. Shirk

Lancaster, Pennsylvania
December 16, 1998